UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 01, 2026

BARRETT BUSINESS SERVICES, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	0-21886	52-0812977
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8100 NE Parkway Drive
Vancouver, Washington		98662
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BBSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 1, 2026, at the annual meeting of stockholders of Barrett Business Services, Inc. (the “Company”), the Company’s stockholders approved the Second Amended and Restated 2020 Stock Incentive Plan (the “Restated 2020 Stock Plan”), which had been adopted by the Company’s Board of Directors on April 3, 2026. The primary reason for the proposal was to increase the maximum number of shares of the Company’s Common Stock available for awards under the plan from 2,900,000 to 4,100,000. The foregoing share increase was the only substantive change made in the Restated 2020 Stock Plan.

The Restated 2020 Stock Plan authorizes awards of stock-based compensation to directors, officers, other key employees, and outside consultants. The material terms of the Restated 2020 Stock Plan are described in the Company’s definitive Proxy Statement, dated April 20, 2026, under the heading “Proposal 2: Approval of the Barrett Business Services, Inc. Second Amended and Restated 2020 Stock Incentive Plan,” which is incorporated herein by reference. The descriptions of the Restated 2020 Stock Plan contained herein and in the definitive Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the Restated 2020 Stock Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on June 1, 2026 (the “Annual Meeting”).

The matters considered and voted on by the Company’s stockholders at the Annual Meeting and the voting results were as follows:

Proposal 1. Nine directors were elected, each for a one-year term to serve until the 2027 annual meeting of stockholders, by the votes indicated.

Nominee	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
Thomas J. Carley	19,789,681	877,393	17,948	1,161,703
Joseph S. Clabby	20,302,848	369,726	12,448	1,161,703
Thomas B. Cusick	20,542,642	132,471	9,909	1,161,703
Mark S. Finn	20,582,359	92,754	9,909	1,161,703
Gary E. Kramer	20,611,538	63,575	9,909	1,161,703
Anthony Meeker	20,179,300	487,774	17,948	1,161,703
Carla A. Moradi	20,617,856	58,316	8,850	1,161,703
Alexandra Morehouse	20,323,439	351,170	10,413	1,161,703
Vincent P. Price	20,547,078	130,698	7,246	1,161,703

Proposal 2. Approval of the Barrett Business Services, Inc. Second Amended and Restated 2020 Stock Incentive Plan.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
17,514,267	2,000,777	1,169,978	1,161,703

As a result, the Company’s stockholders approved the Second Amended and Restated 2020 Stock Incentive Plan.

Proposal 3. Approval, by non-binding, advisory vote, of the compensation paid to the Company’s named executive officers.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
20,358,214	276,214	50,594	1,161,703

The Company’s stockholders approved, in a non-binding, advisory vote, the compensation paid to the Company’s named executive officers for the fiscal year ended December 31, 2025.

Proposal 4. Ratification of the selection of Deloitte and Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

Shares Voted For	Shares Voted Against	Abstentions
21,684,853	147,153	14,719

The Company’s stockholders ratified the selection of Deloitte and Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
10.1	Barrett Business Services, Inc. Second Amended and Restated 2020 Stock Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC. Registrant
Dated: June 3, 2026	By:	/s/ Anthony J. Harris
Anthony J. Harris Executive Vice President and Chief Financial Officer and Treasurer